Sunworks Promotes Philip Radmilovic to Chief Financial Officer, Names Joshua Schechter Chairman of the Board of Directors

Paul McDonnel to Remain with Company as Treasurer

ROSEVILLE, Calif. June 5, 2018 - Sunworks, Inc. (Nasdaq: SUNW), a premier provider of high performance solar power solutions for agriculture, commercial, industrial (ACI), public works and residential markets, today announced that Philip Radmilovic has been promoted to Chief Financial Officer. Mr. Radmilovic had been the Corporate Controller since June of 2017. Paul McDonnel, who has served as CFO since September 2016, will remain engaged with the company as Treasurer. In addition, the Board of Directors of Sunworks has named Joshua Schechter as Chairman of the Board.

Chuck Cargile, Sunworks’ Chief Executive Officer commented, “Since joining Sunworks in June of last year, Phil has enhanced our internal controls, improved the finance and accounting department and been an effective partner with the business teams. We are pleased to promote him to Chief Financial Officer and expect the company to continue to benefit from his excellent financial acumen. We are fortunate to retain Paul McDonnel in the Treasurer role where he will focus on cash management while continuing to mentor Phil.”

Mr. Schechter is a private investor who has broad experience serving on public company’s board of directors. He was appointed to the Board of Sunworks in April of 2018 as an independent director.

“In my short time on the Board, it has become clear to me that Sunworks is well-positioned in a growth industry and is undergoing a compelling business transformation,” commented Mr. Schechter. “I look forward to helping Sunworks achieve its potential and create sustainable shareholder value.”

About Sunworks, Inc.

Sunworks, Inc. (SUNW) is a premier provider of high performance solar power systems. We are committed to quality business practices that exceed industry standards and uphold our ideals of ethics and safety.

Sunworks continues to grow its presence, expanding nationally with regional and local offices. We strive to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including agricultural, commercial and industrial, federal, public works, and residential.

Our dedication to excellence is reflected in our 25-year warranty, a benchmark that we stand by to support our customers above and beyond their expectations.

Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers.

Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Investor Relations Contact:

Rob Fink

Hayden IR

646-415-8972

rob@haydenir.com